UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2023

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alexandra House Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on January 4, 2023, the Board of Directors of Nabriva Therapeutics plc (the “Company”), after an assessment of the Company’s strategic options, approved a plan to preserve the Company’s cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”).

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2023, Nabriva Therapeutics plc (the “Company”) and its wholly-owned subsidiaries, Nabriva Therapeutics Ireland Designated Activity Company (“Nabriva Ireland”), Nabriva Therapeutics US, Inc. and Nabriva Therapeutics GmbH (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Sumitomo Pharma Co., Ltd. (the “Purchaser”), pursuant to which the Purchaser agreed to (i) purchase, among other things, the Seller’s assets and rights related to the development, manufacture, marketing and commercialization of lefamulin in the People’s Republic of China, Hong Kong, Macau and Taiwan (the “Territory”) and (ii) assume certain liabilities related to the acquired assets (the “Transaction”). The Sellers and the Purchaser completed the Transaction simultaneously with the execution of the Asset Purchase Agreement.

Under the terms of the Asset Purchase Agreement, the Purchaser agreed to pay to the Company an upfront cash payment of $15.0 million upon the closing of the Transaction, of which (i) $1.8 million was held back by the Purchaser as security for potential indemnification claims by the Purchaser (the “Holdback Amount”) and (ii) $10.4 million was paid by the Purchaser, on behalf of the Company, to certain of the Company’s contract manufacturing organizations to settle and discharge the remaining obligations under such agreements, including the supply agreement with Patheon UK Limited for intravenous vials of XENLETA, the supply agreement with Almac Pharma Services Limited for XENLETA tablets, the supply agreement with Fresenius Kabi Norge AS for sodium citrate buffer infusion bags for use with intravenous vials of XENLETA and the agreement with Hovione Limited for the supply of XENLETA’s active pharmaceutical ingredient. For additional information regarding the Company’s agreements with its contract manufacturing organizations, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

In addition, in connection with the closing of the Transaction and as contemplated by the Asset Purchase Agreement, the Company terminated its license agreement and certain related agreements with certain affiliates of the Purchaser, including Sumitomo Pharmaceuticals (Suzhou), pursuant to which the Sellers previously had granted an exclusive license to develop and commercialize, and a non-exclusive license to manufacture, certain products containing lefamulin in the Territory.

The Asset Purchase Agreement provides that the Sellers and the Purchaser will indemnify each other for losses arising from certain breaches of the Asset Purchase Agreement, including breaches of certain representations and warranties, and for certain other matters and subject to certain limitations as more fully described in the Asset Purchase Agreement. The Holdback Amount will be paid to the Sellers, subject to reduction for any indemnification claims by the Purchaser and pursuant to the terms of the Asset Purchase Agreement, following an 18-month indemnification period.

Following the closing of the Transaction and for a period of time that may extend to March 31, 2024 (the “Bridge Period”), the Sellers have agreed to provide various post-closing support activities to the Purchaser, including to continue and maintain (i) the application for marketing approval for lefamulin filed by Nabriva Ireland with the National Medical Products Administration of the People’s Republic of China (the “NMPA”), (ii) the import drug license for lefamulin filed with the NMPA and (iii) the existing market approval for lefamulin in the United States (the “Nabriva Bridge Period Obligations”). The Purchaser may also elect to extend the Bridge Period beyond March 31, 2024 to a date not later than September 30, 2024. In exchange for these obligations, the Purchaser has agreed to reimburse the applicable Seller(s) for their reasonable and documented expenses incurred by them in connection with such post-closing obligations, up to an aggregate amount equal to $3.0 million (subject to further increase in the event that the Purchaser extends the Bridge Period past March 31, 2024). Further, the parties at closing allocated $2.0 of the $15.0 upfront cash payment as one-time pre-paid expense reimbursement to the Sellers for the Nabriva Bridge Period Obligations.

The Asset Purchase Agreement also contains customary representations and warranties. The assertions embodied in those representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders or may have been used for the purpose of allocating risk between the Sellers and the Purchaser rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise.

The description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2023, immediately following the closing of the Transaction, each of Colin Broom, Carrie Bourdow, Lisa Dalton and Mark Corrigan (collectively, the “Departing Directors”) resigned from the Company’s Board of Directors and from all committees of the Board of Directors on which such directors served. The Departing Directors resignations did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the Transaction or the operations, policies or practices of the Company.

Item 8.01. Other Events.

Continuing Operations

Following the closing of the Transaction, operational activities of the Company will consist solely of (i) complying with the Nabriva Bridge Period Obligations, (ii) identifying and exploring strategic options, including the sale, license or other disposition of one or more of the Company’s remaining assets, technologies or products, including XENLETA (lefamulin) outside of the Territory and CONTEPO; and (iii) the wind-down of its operations.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

2.1*	Asset Purchase Agreement, dated as of July 30, 2023, by and among Nabriva Therapeutics plc, Nabriva Therapeutics Ireland DAC, Nabriva Therapeutics US, Inc., Nabriva Therapeutics GmbH and Sumitomo Pharma Co., Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including but not limited to statements about the Transaction, the Company’s ability to identify, assess and execute a strategic transaction, its ability to preserve cash in order to adequately fund an orderly wind down, the ability of shareholders and other stakeholders to realize any value or recovery as part of a wind down process, the potential expense reimbursement from the Purchaser in connection with the Nabriva Bridge Period Obligations, the ability to comply with the Nabriva Bridge Period Obligations, the sufficiency the Company’s existing cash resources and other statements about future expectations, estimates and other matters that are dependent upon future events or developments, including statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the occurrence of any event, change or other circumstance that could give rise to a claim for indemnification under the Asset Purchase Agreement, negative effects of the announcement of the Transaction on the market price of the Company’s ordinary shares, the risk of litigation and/or regulatory actions related to the Transaction, the sufficiency of the Company’s cash resources to perform and satisfy the Nabriva Bridge Period Obligations and to fund an orderly wind down of its business and such other important factors as are set forth under the caption “Risk Factors” in the Company’s annual and quarterly reports and any other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabriva Therapeutics plc

Date: July 31, 2023	By:	/s/ Michael Hogan
Michael Hogan
Chief Executive Officer